LIONS GATE ENTERTAINMENT REPORTS REVENUES OF
$99.8 MILLION AND EBITDA OF $2.3 MILLION FOR
SECOND QUARTER OF FISCAL 2004

Financial Results In Line With Previous Management Guidance

2Q Revenue Increases 28% From Prior Year’s Quarter

(All Amounts in U.S. dollars)

MARINA DEL REY, CA, and VANCOUVER, BC, November 14, 2003 – Lions Gate Entertainment (AMEX and TSX: LGF), a leading diversified independent producer and distributor of motion picture, television and other filmed entertainment content, reported revenues of $99.8 million and EBITDA (earnings before interest, income taxes, amortization and minority interests) of positive $2.3 million for the three months ended September 30, 2003.

Second quarter revenue of $99.8 million increased 28% compared to $77.8 million in the prior year’s second quarter. EBITDA of $2.3 million decreased 63% from $6.2 million in the second quarter of fiscal 2003. Net loss was $0.8 million for the three months ended September 30, 2003, or loss per share of $0.02 on 59.5 million weighted average common shares outstanding (after giving effect to the Series A preferred share dividends and accretion on the Series A preferred shares), compared to net income of $1.2 million, or income per share of $0.01 on 43.2 million weighted average common shares outstanding (after giving effect to the Series A preferred share dividends and accretion on the Series A preferred shares), in the prior year’s second quarter.

Second quarter financial results exceeded the Company’s previous guidance on revenue and were consistent with its projection of a return to positive EBITDA in its August 14, 2003 earnings release and conference call.

Revenue growth was driven by strong increases in the Company’s core motion picture and television businesses, fueled by the theatrical release of the horror film CABIN FEVER (to be released on DVD in the fourth quarter of fiscal 2004), the video releases of the Lions Gate films HOUSE OF 1000 CORPSES and CONFIDENCE, the home entertainment release of the hit NBC comedy series WILL & GRACE and deliveries of Lions Gate Television’s one-hour dramatic series DEAD ZONE and 1-800-MISSING.

“We achieved the strong growth quarter we expected and are on track with the execution of our business plan,” said Lions Gate Chief Executive Officer Jon Feltheimer. “As we approach the anticipated completion of our merger with Artisan, the consistency of our recent financial performance should give our shareholders confidence in our ability to manage the combined entity with the same financial predictability. We are tremendously excited about the opportunities ahead of us as we move into the new year.”

Lions Gate also pointed out that its contracted backlog remained consistent during the quarter, with $59.8 million at September 30, 2003, compared to $59.5 million at June 30, 2003 and $47.3 million at March 31, 2003.

In addition, shortly after the close of the quarter, the Company issued 28,750,000 common shares, generating a total of $73.5 million in net proceeds after deducting underwriting discounts.

Motion Picture, Television And Home Entertainment Performances Spur Growth

Motion picture revenue of $69.3 million increased 38% from $50.2 million in the prior year’s second quarter. Lions Gate Films scored with the box office horror film CABIN FEVER and a strong DVD performance of HOUSE OF 1000 CORPSES, further increasing that film’s franchise potential. CONFIDENCE was also a contributing factor as a video and DVD release, and the diversification of Lions Gate’s home entertainment operations was underscored by the performance of third-party product such as NBC’s hit comedy WILL & GRACE.

Lions Gate Television’s production revenue of $24.9 million in the second quarter increased 40% from $17.8 million in the prior year’s second quarter. During the quarter, the Company delivered a total of 14 hours of its two dramatic series, DEAD ZONE for USA Networks and 1-800-MISSING for Lifetime Networks. It also delivered 18.5 hours of non-fiction programming to top cable networks, maintaining its supply of approximately 80 hours of nonfiction programming annually.

The Company’s Montreal-based strategic animation partner, CineGroupe, reported $3.9 million in revenues on 13 half-hours of television programming delivered during the quarter, a decrease of 54% compared to $8.5 million in the prior year’s second quarter. Most of CineGroupe’s major filmed entertainment properties, including the Sci-Fi Channel’s prime time series TRIPPING THE RIFT and the animated feature film PINOCCHIO 3000, are scheduled for delivery in the second half of the year. Studio facilities reported $1.6 million in revenues during the quarter, a 14% increase from $1.4 million in the prior year’s second quarter, due to higher rental rates and continued near-capacity utilization at Lions Gate’s North Vancouver, British Columbia studio.

Lions Gate senior management will hold its analyst and investor conference call to discuss fiscal 2004 second quarter results today, November 14, at 8:00 A.M. PT/11:00 A.M. ET. Interested parties may participate live by calling 1-888-423-3281 (1-651-224-7582 outside the U.S. and Canada). A full digital replay will be available from this afternoon through Friday, November 21, by dialing 1-800-475-6701 (1-320-365-3844 outside the U.S. and Canada) and using access code #705685.

Lions Gate is a leading, diversified independent producer and distributor of motion pictures, home entertainment, television programming, animation and video-on-demand content. The Lions Gate brand name is synonymous with original, daring, quality entertainment in markets around the world.

* * * * *

www.lionsgatefilms.com

AMEX and TSX: LGF

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words “expects,” “is slated,” “should,” “are scheduled” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including risk factors set forth in the Company’s Form 10-K dated June 30, 2003 and Registration Statement on Form S-3 dated September 25, 2003 as supplemented by the supplemental prospectus dated October 9, 2003, each filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

For further information, contact:

Peter D. Wilkes
310-314-9515
pwilkes@lgecorp.com

LIONS GATE ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(All amounts in thousands of U.S. dollars, except share amounts)

	September 30, 2003	March 31, 2003
	(Unaudited)	(Note 2)

Assets
Cash and cash equivalents	$5,712	$7,440
Accounts receivable, net of reserve for video returns of $13,972 (March 31, 2003 - $11,364) and provision for doubtful accounts of $6,535 (March 31, 2003 - $7,677)	112,570	94,908
Investment in films and television programs	230,668	206,275
Property and equipment	33,431	32,390
Goodwill, net of accumulated amortization of $5,643	25,048	25,048
Other assets	19,059	19,135
Future income taxes	1,708	1,350

	$428,196	$386,546

Liabilities
Bank loans	$153,361	$130,921
Accounts payable and accrued liabilities	65,190	48,888
Accrued participations and residuals costs	29,077	26,158
Production loans	15,074	20,339
Long-term debt	53,800	54,379
Deferred revenue	29,888	22,116
Minority interests	7,700	9,028

	354,090	311,829

Commitments and contingencies

Shareholders’ Equity
Preferred shares, 200,000,000 shares authorized, issued in series, including 1,000,000 series A (3,790 and 11,830 shares issued and outstanding) and 10 series B (10 shares issued and outstanding) (liquidation preference $9,665 and $30,167)	10,653	32,519
Common stock, no par value, 500,000,000 shares authorized, 59,627,885 and 43,231,921 shares issued and outstanding	188,441	157,675
Contributed surplus	4,259	—
Accumulated deficit	(122,246)	(107,942)
Cumulative translation adjustments	(7,001)	(7,535)

	74,106	74,717

	$428,196	$386,546

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(All amounts in thousands of U.S. dollars, except per share amounts)

	Three months ended	Three months ended	Six months ended	Six months ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002

Revenues	$99,765	$77,845	$154,703	$172,057

Expenses:
Direct operating	51,485	45,419	74,233	89,294
Distribution and marketing	37,421	18,412	72,239	54,381
General and administration	8,596	7,850	15,760	15,333
Amortization	1,633	1,365	3,113	2,703

Total expenses	99,135	73,046	165,345	161,711

Operating Income (Loss)	630	4,799	(10,642)	10,346

Other Expenses:
Interest on debt initially incurred for a term of more than one year	2,486	2,579	4,934	5,215
Minority interests	(994)	166	(2,056)	631

Total other expenses	1,492	2,745	(2,878)	5,846

Income (Loss) Before Equity Interests and Income Taxes	(862)	2,054	(13,520)	4,500
Other equity interests	56	52	(157)	446

Income (Loss) Before Income Taxes	(806)	2,106	(13,677)	4,946
Income taxes	12	908	(267)	1,042

Net Income (Loss)	(818)	1,198	(13,410)	3,904
Dividends on Series A preferred shares	(127)	(386)	(254)	(792)
Accretion on Series A preferred shares	(172)	(500)	(640)	(1,023)

Net Income (Loss) Available to Common Shareholders	$(1,117)	$312	$(14,304)	$2,089

Basic and Diluted Income (Loss) Per Common Share	$(0.02)	$0.01	$(0.27)	$0.05

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(All amounts in thousands of U.S. dollars, except share amounts)

			Series A		Series B
	Common Stock		Preferred Shares		Preferred Shares				Cumulative
							Contributed	Accumulated	Translation
	Number	Amount	Number	Amount	Number	Amount	Surplus	Deficit	Adjustments	Total

Balance at March 31, 2002	43,231,921	$157,675	11,830	$30,751	10	$—	$—	$(105,435)	$(7,597)	$75,394
Net loss available to common shareholders								(2,507)		(2,507)
Accretion of Series A preferred shares			—	1,768						1,768
Foreign currency translation adjustments									62	62

Balance at March 31, 2003	43,231,921	157,675	11,830	32,519	10	—	—	(107,942)	(7,535)	74,717
Issuance of common stock	16,201,056	30,220								30,220
Exercise of stock options	194,908	546								546
Redemption of Series A preferred shares			(8,040)	(22,349)			4,259			(18,090)
Net loss available to common shareholders								(14,304)		(14,304)
Accretion of Series A preferred shares			—	483						483
Foreign currency translation adjustments									534	534

Balance at September 30, 2003	59,627,885	$188,441	3,790	$10,653	10	$—	$4,259	$(122,246)	$(7,001)	$74,106

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All amounts in thousands of U.S. dollars)

	Three months ended	Three months ended	Six months ended	Six months ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002

Operating activities:
Net income (loss)	$(818)	$1,198	$(13,410)	$3,904
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of property and equipment	891	996	1,803	1,854
Write-off of projects in development	589	210	1,003	530
Amortization of pre-operating costs	153	159	307	319
Amortization of deferred financing costs	360	381	698	703
Amortization of films and television programs	51,009	44,997	73,227	88,473
Minority interests	(994)	166	(2,056)	631
Other equity interests	(56)	(52)	157	(446)
Changes in operating assets and liabilities:
Accounts receivable, net	(24,124)	16,100	(15,669)	406
Increase in investment in films and television programs	(47,207)	(49,515)	(95,496)	(99,525)
Other assets	(726)	(1,104)	(866)	(2,655)
Future income taxes	(80)	(212)	(499)	—
Accounts payable and accrued liabilities	5,286	(6,077)	15,251	(1,508)
Accrued participations and residuals costs	1,111	1,330	2,830	5,891
Deferred revenue	(5,079)	(5,278)	7,094	1,447

Net cash flows provided by (used in) operating activities	(19,685)	3,299	(25,626)	24

Financing activities:
Issuance of common stock	546	—	30,766	—
Redemption of Series A preferred shares	—	—	(18,090)	—
Dividends paid on Series A preferred shares	(254)	(792)	(254)	(792)
Increase (decrease) in bank loans	27,530	(10,841)	20,334	(17,153)
Decrease in restricted cash	—	229	—	470
Increase (decrease) in production loans	(5,236)	7,149	(6,427)	10,640
Increase (decrease) in long-term debt	(7,605)	9,772	(2,865)	9,414

Net cash flows provided by financing activities	14,981	5,517	23,464	2,579

Investing activities:
Cash received from discontinued operation	—	2,240	—	2,240
Purchase of property and equipment	(156)	(805)	(283)	(1,649)

Net cash flows provided by (used in) investing activities	(156)	1,435	(283)	591

Net change in cash and cash equivalents	(4,860)	10,251	(2,445)	3,194
Foreign exchange effect on cash	(479)	98	717	1,920
Cash and cash equivalents-beginning of period	11,051	1,406	7,440	6,641

Cash and cash equivalents-end of period	$5,712	$11,755	$5,712	$11,755

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA TO NET INCOME (LOSS)
(All amounts in thousands of U.S. dollars)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2003	2002	2003	2002

EBITDA, as defined	$2,319	$6,217	$(7,686)	$13,495
Amortization	(1,633)	(1,365)	(3,113)	(2,703)
Interest	(2,486)	(2,579)	(4,934)	(5,215)
Minority interests	994	(166)	2,056	(631)
Income taxes	(12)	(909)	267	(1,042)

Net income (loss)	$(818)	$1,198	$(13,410)	$3,904